UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2016 (May 26, 2016)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Aircastle Limited (the “Company”) held its Annual General Meeting of Shareholders.

The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows

1.	Election of Directors

	For	Withheld	Broker Non-Votes
Ronald W. Allen	58,233,454	435,540	15,388,993
Douglas A. Hacker	58,214,553	454,441	15,388,993
Yukihiko Matsumura	57,338,142	1,330,852	15,388,993
Ron Wainshal	58,244,931	424,063	15,388,993

2.	Appointment of Ernst & Young LLP as the independent registered public accounting firm for Aircastle Limited for fiscal year 2016, and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

For	Against	Abstain	Broker Non-Votes
72,324,008	1,697,671	36,308	0

3.	The following number of common shares of the Company were voted for the non-binding advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
57,577,538	933,376	158,080	15,388,993

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher Beers
Christopher Beers
General Counsel

Date: May 27, 2016